UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

VICTORY RENEWABLE FUELS, LLC
(Exact name of registrant as specified in its charter)

Iowa	333-134257	20-2697625
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Hoogie Street Lester, Iowa	51242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 200-0340

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Lease Agreement

On September 13, 2006 we entered into a two year lease agreement with Lester Feed & Grain for the rental of the office space located at 303 Hoogie Street, Lester, Iowa for the sum of $250 per month. On July 31, 2007 we delivered a notice of termination of said lease to Lester Feed & Grain. The lease agreement provides for termination by either party upon sixty (60) days prior written notice of the party’s intent to terminate the lease.

Termination of Employment Agreement

On August 7, 2007 the board of directors voted to authorize our President to terminate the employment of our office manager. The office manager was employed as an independent contractor and therefore there was no written agreement between the parties.

Item 8.01 Other Information

At the meeting of the board of directors held on August 7, 2007, the board voted to authorize our President to take all actions necessary to withdraw our registration statement and recommend to the members of the Company to dissolve the Company as soon as possible.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibit No. Description

99.1	Notice of Termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY RENEWABLE FUELS, LLC

Date August 13, 2007

/s/ Allen L. Blauwet
Allen L. Blauwet, Chairman, President, Director